Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Veeco Instruments Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

Melville, New York
May 11, 2021